Exhibit 10.19
Execution Version
NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

500,000 Warrants	September 13, 2007
GENERAL FINANCE CORPORATION
WARRANTS
     GENERAL FINANCE CORPORATION, a Delaware corporation (the “Company”), certifies pursuant to this certificate (this “Certificate”) that, for value received, BISON CAPITAL AUSTRALIA, L.P., a Delaware limited partnership (“Bison Capital”), or its registered assigns (either of Bison Capital or such registered assigns, the “Holder”), is the owner of FIVE HUNDRED THOUSAND (500,000) Warrants of the Company (the “Warrants”). Each Warrant entitles the Holder to purchase from the Company at any time prior to the Expiration Date (as defined below) one share of the common stock of the Company, par value $0.0001 per share (the “Common Stock”), for $8.00 per share (as may adjusted pursuant to this Certificate, the “Exercise Price”), on the terms and conditions hereinafter provided. The Exercise Price and the number of shares of Common Stock purchasable upon exercise of each Warrant are subject to adjustment as provided in this Certificate. The shares of Common Stock or other securities that may be acquired upon exercise of the Warrants are referred to herein as the “Warrant Shares”.
     These Warrants have been issued pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”) dated as of September 13, 2007, by and among the Company, GFN Australasia Finance Pty Ltd., GFN Australasia Holdings Pty Ltd., GFN U.S. Australasia Holdings, Inc. and Bison Capital Australia, L.P.
1. Vesting; Expiration Date; Exercise
     1.1 Vesting. The Warrants are vested and exercisable as of the date of this Certificate.
     1.2 Expiration Date. The Warrants shall expire on September 13, 2014 at 5:00 p.m., Los Angeles time (the “Expiration Date”).
     1.3 Manner of Exercise. The Warrants are exercisable by delivery to the Company of the following (the “Exercise Documents”): (a) this Certificate; (b) a written notice of election to exercise the Warrants substantially in the form of Exhibit A to this Certificate (and such representations and warranties in Exhibit A must be true and correct in all material respects); and (c) payment of the Exercise Price in cash, by check or by “net” exercise as contemplated by Section 1.4 of this Certificate. Within five (5) business days following receipt of the foregoing, the Company shall execute and deliver to the Holder: (a) a certificate or certificates representing the aggregate number of shares of Common Stock purchased by the Holder, and (b) if less than all of the Warrants evidenced by this Certificate are exercised, a new certificate evidencing the Warrants not so exercised. Holder may not exercise fewer than 10,000 Warrants at one time unless Holder then beneficially owns fewer than 10,000 Warrants, in which event Holder must exercise all Warrants then beneficially owned.
     1.4 Net Exercise. In lieu of the payment methods set forth in Section 1.3 above, the Holder may elect to exchange all or some of the Warrant for the number of shares of Common Stock computed using the following formula:
Where X = the number of shares of Common Stock to be issued to Holder.
Y = the number of shares of Common Stock purchasable under the Warrants being exchanged (as adjusted to the date of such calculation).
A = the Market Price on the date of receipt by the Company of the exercise documents.
B = the Exercise Price of the Warrants being exchanged (as adjusted in accordance with the terms of Section 2 hereof).
     The “Market Price” on any trading day shall be deemed to be the last reported sale price of the Common Stock on such day, or, in case no such reported sales take place on such day, the last reported sale price on the preceding trading day on which there was a last reported sales price, as officially reported by the principal securities exchange in which the shares of Common Stock are listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price, or if there is no last sale price, the closing bid price, as furnished by the National Association of Securities Dealers, Inc. (such as through the OTC Bulletin Board) or a similar organization or if Nasdaq is no longer reporting such information. If the Market Price cannot be determined pursuant to the sentence above, the Market Price shall be determined in good faith (using customary valuation methods) by the Board of Directors of the Company based on the information best available to it, including recent arms-length sales of Common Stock to unaffiliated persons.
     1.5 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Certificate shall be validly issued, fully paid and nonassessable.
     1.6 Date of Issuance. Each person in whose name any such certificate for shares of Common Stock issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
2. Adjustments
     2.1 Stock Dividends and Splits. If after the date hereof, and subject to the provisions of Section 2.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock
     2.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 2.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.
     2.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 2.1 and 2.2 above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (b) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter
     2.4 Replacement of Securities upon Reorganization. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 2.1 or 2.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that such Holder would have received if such Holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 2.1 or 2.2, then such adjustment shall be made pursuant to Sections 2.1, 2.2, 2.3 and this Section 2.4. The provisions of this Section 2.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

     2.5 Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 2.1, 2.2, 2.3 or 2.4 above, then, in any such event, the Company shall give written notice to the Holder, at the last address set forth for the Holder in the Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
     2.6 No Fractional Shares. Notwithstanding any provision contained in this Certificate to the contrary, the Company shall not be required to issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 2, Holder would be entitled, upon the exercise of Warrants, to receive a fractional interest in a share, the Company shall in lieu thereof, upon such exercise, pay to Holder cash in the amount equal to such fractional interest in a share multiplied by Market Price on the date of exercise. If more than one Warrant shall be exercised at one time, the number of full shares of Common Stock issuable upon exercises of such Warrants shall be computed on the basis of all the Warrants exercised of all such Warrants, with any remaining fractional interest in a share payable in cash as provided in the prior sentence.
     2.7 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 2, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Certificate. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.
3. Transfer and Exchange of Warrant.
     3.1 Transferability of Warrant. Prior to the Expiration Date and subject to compliance with applicable federal and state securities and other laws, the Warrants and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed for transfer.
     3.2 Compliance with Securities Laws. Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrants except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any Transfer of the Warrants by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.
     3.3 Exchange of Warrants. This Certificate may be surrendered to the Company, together with a written request for exchange, and thereupon the Company shall issue in exchange therefor one or more new certificates as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange therefor until the a such Warrants have been registered pursuant to a registration statement declared effective by the Securities and Exchange Commission (the “SEC”), or the Company has received an opinion of counsel for the Holder with respect to an applicable exemption under the Securities Act in connection with such transfer.
     3.4 Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange of a Warrant which will result in the issuance of a certificate for a fraction of a Warrant.
     3.5 Service Charges; Issue Tax. No service charge shall be made for any exchange or registration of transfer of Warrants. The issuance of the Warrant Shares upon the exercise of the Warrants shall be made without charge to the Holder for any issue tax in respect thereof.
4. Other Provisions Relating to Rights of Holders.
     4.1 No Rights as Shareholder. This Certificate and the Warrants evidenced hereby do not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.
     4.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If this Certificate is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.
     4.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants evidenced by this Certificate.
     4.4 Exchange Listing. If the Common Stock of the Company is listed on the New York Stock Exchange, the American Stock Exchange (the “AMEX”) or the NASDAQ, the Company shall take all commercially reasonable actions to cause the Warrant Shares to be listed on such exchange.

     5. Covenants of the Company.
     5.1 Closing Of Books. The Company will at no time close its transfer books against the transfer of the Warrants or of any Warrant Shares in any manner which interferes with the timely exercise hereof unless required by applicable law.
     5.2 Other Covenants. The Company covenants and agrees that, as long as the Warrants remain outstanding or any Warrant Shares are issuable with respect to the Warrants, the Company will perform all of the following covenants for the express benefit of the Holder: (a) each Holder shall, upon the exercise hereof in accordance with the terms hereof, receive good and marketable title to the Warrant Shares, free and clear of all voting and other trust arrangements to which the Company is a party or by which it is bound, preemptive rights of any stockholder, liens, encumbrances, equities and claims whatsoever, including, but not limited to, all taxes, liens and other charges with respect to the issuance thereof; and (b) the Company shall provide each Holder with notice of all corporate actions in the same manner and to the same extent as the stockholders of the Company.
6. Miscellaneous.
     6.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.
     6.2 Notices. Any notice, statement or demand authorized by this Certificate to be given or made shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed, as follows: (a) if to Holder, the address of the Holder on the books and records of the Company; and (b) if to the Company, to the principal offices of the Company at set forth in its most recent filing with the Securities and Exchange Commission.
     6.3 Governing Law. The validity, interpretation, and performance of this Certificate and of the Warrants shall be governed in all respects by the laws of the State of California, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Certificate shall be tried and litigated in state or federal courts located in Los Angeles and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any right it may have to assert the doctrine of forum non conveniens or any objection that such party may have based upon lack of personal jurisdiction or improper venue.
     6.4 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument

     6.5 Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof
     6.6 Severability. If any term, provision, covenant or restriction of these Warrants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of these Warrants shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Certificate to be executed and delivered by their duly authorized representatives as of the date first written above.

“BISON CAPITAL”

BISON CAPITAL AUSTRALIA, L.P.

By:	/s/ Douglas B. Trussler

Douglas B. Trussler, as Manager of Bison Capital Australia GP, LLC, a Delaware limited liability company, the General Partner of Bison Capital Australia, L.P. “COMPANY”

GENERAL FINANCE CORPORATION

By	/s/ John O. Johnson

John O. Johnson, Chief Operating Officer

EXHIBIT “A”
NOTICE OF EXERCISE
(To be signed only upon exercise of the Warrants)
To: General Finance Corporation:
     The undersigned hereby elects to purchase shares of Common Stock (the “Warrant Shares”) of General Finance Corporation (the “Company”), pursuant to the terms of the enclosed warrant certificate (the “Certificate”). The undersigned tenders herewith payment of the exercise price pursuant to the terms of the Certificate.
     The undersigned hereby represents and warrants to, and agrees with, the Company as follows:
     1. Holder is acquiring the Warrant Shares for its own account, for investment purposes only and not with a view to distribution in violation of the Securities Act of 1933, as amended (the “Securities Act”).
     2. Holder understands that an investment in the Warrant Shares involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrant Shares, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.
     3. Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrant Shares and in protecting its own interest in connection with this transaction.
     4. Holder understands that the issuance of the Warrant Shares to Holder has not been registered under the Securities Act or under any state securities laws. Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrant Shares may result in Holder being required to hold the Warrant Shares for an indefinite period of time unless the resale of the Warrant Shares is registered under the Securities Act.
     5. Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrant Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any Transfer of the Warrant Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.

     Each certificate evidencing the Warrant Shares will bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
Number of Warrants Exercised:
Net Exercise ___Yes ___No
Dated:

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